UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 23, 2014

Date of Report (Date of earliest event reported)

  CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.*

On October 23, 2014, Callaway Golf Company issued a press release captioned “Callaway Golf Company Announces a 5% Increase in Sales, a 100% Increase in Operating Income, and an 83% Increase in Earnings Per Share for the First Nine Months of 2014; Increases Full Year Earnings Guidance; and Provides Outlook for 2015.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.*

(c)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated October 23, 2014, captioned “Callaway Golf Company Announces a 5% Increase in Sales, a 100% Increase in Operating Income, and an 83% Increase in Earnings Per Share for the First Nine Months of 2014; Increases Full Year Earnings Guidance; and Provides Outlook for 2015.”

* The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: October 23, 2014	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated October 23, 2014, captioned “Callaway Golf Company Announces a 5% Increase in Sales, a 100% Increase in Operating Income, and an 83% Increase in Earnings Per Share for the First Nine Months of 2014; Increases Full Year Earnings Guidance; and Provides Outlook for 2015.”